For Immediate Release                For more information, contact:
Date: October 30, 1996               Lane Ward, Vice Chairman, President and CEO
                                     at (713) 342-5571

                          FORT BEND HOLDING CORP'S
                SECOND QUARTER FISCAL 1997 EARNINGS RELEASE

        Fort Bend Holding Corp. ("FBHC"), parent corporation of Fort Bend Federal Savings and Loan Association of Rosenberg (Fort Bend), today announced net income of $406,000 for the quarter ended September 30, 1996 before the after-tax effect of the one-time Savings Association Insurance Fund ("SAIF") special assessment ("the special assessment"). This compares to net income of $441,000 for the quarter ended September 30, 1995. Subsequent to recording the after-tax effect of the special assessment of $985,000 for the quarter ended September 30, 1996, FBHC reported a net loss of $579,000 or ($0.69) primary loss per share.
        Net income for the six months ended September 30, 1996, before the after-tax effect of the special assessment, was $812,000. This compares to $844,000 for the six months ended September 30, 1995. For the six months ended September 30, 1996 FBHC reported a net loss of $173,000 or ($0.21) primary loss per share which reflected the after-tax effect of the special assessment of $985,000.
        On September 30, 1996, FBHC recorded the special assessment of $1,493,000 as a result of the Economic Growth and Regulatory Paperwork Reduction Act being signed into law by the President. The special assessment was 65.7 basis points on the SAIF deposit assessment base as of March 31, 1995. Another provision of the Act provided for a future reduction of the SAIF deposit insurance premium rate to approximately 6.4 basis points beginning January 1, 1997. The reduction should have a beneficial effect on the future earnings of FBHC. Based on FBHC's SAIF deposit assessment base as of September 30, 1996, the annual after-tax savings of the approximate 16.6 basis points will be approximately $260,000 or $0.31 primary earnings per share based on the weighted average common stock equivalents for the six months ended September 30, 1996.
        FBHC's Consolidated Statement of Financial Condition and Statement of Operation for the quarter ended September 30, 1996 reflects the purchase and merger of FirstBanc Savings Association of Texas ("FirstBanc") into Fort Bend as of August 16, 1996. There was no significant income benefit or cost savings realized as a result of the merger during this quarter. It is anticipated that any income benefit or cost savings associated with the acquisition will be realized in future quarters.
        The Board of Directors has also announced that FBHC will pay a cash dividend of $0.07 per share for the quarter ended September 30, 1996. The dividend will be payable on December 6, 1996 to shareholders of record on November 15, 1996. This is FBHC's twelfth consecutive quarterly cash dividend.
        FBHC's net interest income after provision for loan losses was $1,734,000 for the quarter ended September 30, 1996 compared to $1,578,000 for the quarter ended September 30, 1995. This increase reflected an increase in average interest-earning assets to $242 million from $225 million as of September 30, 1996 and 1995, respectively. The increase was primarily a result of the acquisition of FirstBanc.
        Total noninterest income increased $211,000 for the quarter ended September 30, 1996 compared to the quarter ended September 30, 1995. This reflected an increase of $58,000 in services charges, $59,000 in loan servicing income and $101,000 in other income.

Press Release Continued
Date: October 30, 1996



        Total noninterest expense increased by $440,000 for the quarter ended September 30, 1996, before the special assessment of $1,493,000, as compared to the quarter ended September 30, 1995. The increase primarily reflects the compensation and occupancy costs of adding two branch locations since
September 30, 1995, one of which was the acquisition of FirstBanc.
        Assets of FBHC were $281,694,000 as of September 30, 1996, a 15.4% increase, compared to $244,169,000 at March 31, 1996. This increase was primarily attributable to growth in the loan portfolio and short-term investments. The loan growth of $29.3 million was primarily attributable to the acquisition of FirstBanc.
        Stockholders' equity was $17,397,000 at September 30, 1996 compared to $17,572,000 at March 31 1996. This represents a decrease of 1.0%, primarily reflecting the special assessment. Equity-to-assets and risk-based capital ratios were 6.2% and 14.4% respectively as of September 30, 1996.
        Non-performing assets as a percentage of total assets as of September 30, 1996, were 1.31% compared to 1.29% as of March 31, 1996. The increase primarily reflected the non-performing assets acquired with the FirstBanc merger.
        FBHC serves Fort Bend, Harris, Wharton and Waller Counties in Southeast Texas through its subsidiary, Fort Bend Federal Savings and Loan headquartered in Fort Bend County. The subsidiary operates a retail franchise of 6 full service offices in 6 cities. Fort Bend Federal's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Market under the symbol "FBHC".

                            FORT BEND HOLDING CORP.
            CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                                SEPTEMBER 30,     MARCH 31,
                  ASSETS                            1996           1996
                                                -------------    -----------
Cash and due from banks                         $  5,807,516     $  3,451,880
Short-term investments                             8,323,211       13,541,782
Certificates of deposit                              200,000          200,000
                                                ------------     ------------
    Total cash and cash equivalents               14,330,727       17,193,662

Investment securities available for sale,
 at market value                                   2,740,491        2,684,607
Investment securities held to maturity
 (estimated market value of $21,899,058 and
 $9,064,153 at September 30, 1996 and
 March 31, 1996, respectively)                    22,221,861        9,233,505
Mortgage-backed securities available for sale,
 at market value                                     723,355          873,502
Mortgage-backed securities held to maturity
 (estimated market value of $103,019,682
 and $110,676,779 at September 30, 1996
 and March 31, 1996, respectively)               103,809,238      110,489,617
Loans receivable, net                            122,150,817       92,861,594
Loans held for sale                                   74,857          922,422
Accrued interest receivable                        1,687,563        1,466,272
Real estate, net                                     871,634          155,372
Federal Home Loan Bank stock, at cost              1,878,300        1,460,200
Premises and equipment, net                        4,563,745        3,635,046
Mortgage servicing rights, net                     2,468,087        1,235,714
Prepaid expenses and other assets                  2,420,625        1,538,171
Deferred income taxes                                423,123          418,949
Goodwill, net                                      1,329,959              -0-
                                                ------------     ------------
    Total assets                                $281,694,382     $244,168,633
                                                ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                        $235,123,114     $203,913,715
Convertible Subordinated Debentures               12,100,000       12,100,000
Other borrowings                                   4,295,563        4,363,688
Advances from borrowers for taxes and
 insurance                                         8,992,026        4,224,796
Accounts payable, accrued expenses and
 other liabilities                                 3,787,068        1,994,063
                                                ------------     ------------
    Total liabilities                            264,297,771      226,596,262
                                                ------------     ------------
Stockholders' Equity:
Serial preferred stock, $.01 par value-
 500,000 shares authorized, none outstanding
Common Stock $.01 par value, 2,000,000 shares
 authorized 907,372 shares issued and 819,198
 shares outstanding at September 30, 1996 and
 905,572 shares issued and 817,398 shares
 outstanding at March 31, 1996                         9,073            9,055
Addition paid-in capital                           8,580,932        8,514,562
Unearned employee stock ownership plan
 shares                                             (351,000)        (394,875)
Deferred compensation                               (106,921)         (98,668)
Net unrealized depreciation on available for
 sale securities, net of tax                         (11,756)         (21,786)
Retained earnings (substantially restricted)      10,732,784       11,020,584
Treasury stock, at cost-88,174 shares at
 September 30, 1996 and March 31, 1996            (1,456,501)      (1,456,501)
                                                ------------     ------------
    Total stockholders' equity                    17,396,611       17,572,371
                                                ------------     ------------
      Total liabilities and stockholders'
       equity                                   $281,694,382     $244,168,633
                                                ============     ============

                            FORT BEND HOLDING CORP.
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                        THREE MONTHS ENDED        SIX MONTHS ENDED
                                           SEPTEMBER 30,            SEPTEMBER 30,
                                      -----------------------  ---------------------
                                          1996        1995        1996       1995
                                      -----------  ----------  ----------  ---------
INTEREST INCOME:
  Loans                               $ 2,389,598  $1,813,066  $4,520,287  $3,546,958
  Short-term investments                  231,586      88,870     418,981     166,765
  Investment securities                   202,532     189,560     350,528     439,858
  Mortgaged-backed securities           1,755,901   1,953,969   3,585,160   3,896,698
                                      -----------  ----------  ----------  ----------
     TOTAL INTEREST INCOME              4,579,617   4,045,465   8,874,956   8,050,279
                                      -----------  ----------  ----------  ----------
INTEREST EXPENSE:
  Deposits                              2,467,155   2,334,249   4,787,306   4,583,685
  Borrowings                              335,644     115,159     665,694     252,071
                                      -----------  ----------  ----------  ----------
     TOTAL INTEREST EXPENSE             2,802,799   2,449,408   5,453,000   4,835,756
                                      -----------  ----------  ----------  ----------
     NET INTEREST INCOME BEFORE
      PROVISION FOR LOAN LOSSES         1,776,818   1,596,057   3,421,956   3,214,523
PROVISION FOR LOAN LOSSES                  43,000      18,000      68,000      45,053
                                      -----------  ----------  ----------  ----------
     NET INTEREST INCOME AFTER
      PROVISION FOR LOAN LOSSES         1,733,818   1,578,057   3,353,956   3,169,470
                                      -----------  ----------  ----------  ----------
NONINTEREST INCOME:
  Gain (loss) on sale of loans             56,350      64,640     106,299     123,845
  Service charges                         131,092      72,607     244,510     147,239
  Loan servicing income                   193,524     134,453     363,155     275,252
  Other income                            317,032     215,670     596,170     398,326
                                      -----------  ----------  ----------  ----------
    TOTAL NONINTEREST INCOME              697,998     487,370   1,310,134     944,662
                                      -----------  ----------  ----------  ----------
NONINTEREST EXPENSES:
  Compensation and benefits               938,549     767,365   1,770,420   1,532,137
  Office occupancy and equipment          242,525     158,452     429,545     323,350
  Federal insurance premiums              133,307     113,924     257,589     227,215
  Savings Association Insurance
   Fund Assessment                      1,492,686          --   1,492,686          --
  Amortization of mortgage servicing
   rights                                  82,787      48,076     147,037     108,076
  Insurance and surety bond expense        37,923      28,389      71,539      54,458
  Other                                   404,070     282,155     780,586     575,875
                                      -----------  ----------  ----------  ----------
    TOTAL NONINTEREST EXPENSES          3,331,847   1,398,361   4,949,402   2,821,111
  INCOME (LOSS) BEFORE INCOME TAX        (900,031)    667,066    (285,312)  1,293,021
INCOME TAX PROVISION (BENEFIT)           (321,200)    226,112    (112,200)    449,012
                                      -----------  ----------  ----------  ----------
NET INCOME (LOSS)                     $  (578,831) $  440,954  $ (173,112) $  844,009
                                      ===========  ==========  ==========  ==========
PRIMARY EARNINGS (LOSS) PER COMMON
 SHARE                                $     (0.69) $     0.50  $    (0.21) $     0.96
                                      ===========  ==========  ==========  ==========
FULLY DILUTED EARNINGS (LOSS) PER
 COMMON SHARE                         $     (0.29) $     0.50  $     0.12  $     0.96
                                      ===========  ==========  ==========  ==========
DIVIDENDS PER COMMON SHARE            $      0.07  $     0.07  $     0.07  $     0.14
                                      ===========  ==========  ==========  ==========